Portfolio:			CREDIT SUISSE ASSET MANAGEMENT INCOME FD
Security:			Sterling Merger Inc.
Date Purchased:			7/15/2011
Price per Share:		100
Shares Purchased by
the portfolio:			500
Total Principal Purchased
by the Portfolio:		$500000
% of Offering Purchased
by the Portfolio:		0.11%
Broker:				Bank of America Merrill Lynch
Member:				Co-Manager


Portfolio:			CREDIT SUISSE ASSET MANAGEMENT INCOME FD
Security:			FMG Resources August 2006
Date Purchased:			10/25/2011
Price per Share:		100
Shares Purchased by
the portfolio:			400
Total Principal Purchased
by the Portfolio:		$400000
% of Offering Purchased
by the Portfolio:		0.03%
Broker:				JPMorgan Chase
Member:				Joint Lead Manager


Portfolio:			CREDIT SUISSE ASSET MANAGEMENT INCOME FD
Security:			Kodiak Oil & Gas Corp
Date Purchased:			11/18/2011
Price per Share:		100
Shares Purchased by
the portfolio:			400
Total Principal Purchased
by the Portfolio:		$400000
% of Offering Purchased
by the Portfolio:		0.06%
Broker:				Keybanc Capital Markets
Member:				Joint Lead Manager